Exhibit 24.2

               Consent of Independent Registered Accounting Firm

We consent to the use of our report dated October 7, 2005 on the consolidated financial statements of Dragon International Group Corporation for the years ended June 30, 2005 and 2004 (as restated), included herein on the registration statement of Dragon International Group Corporation on Form SB-2, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ Sherb & Co. LLP
---------------------
Sherb & Co. LLP
Boca Raton, FL
February 27, 2006